UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 16, 2004
Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

DELAWARE	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 N. Central Ave., Phoenix, Arizona		85004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 207-4000

Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit 99.1

Item 5. OTHER EVENTS

On June 16, 2004, Viad Corp (“Viad”) issued a press release announcing that the previously announced spin-off of its Payment Services business will be effective on Wednesday, June 30, 2004. The spin-off will be effected by means of a dividend distribution of all of the issued and outstanding shares of common stock of MoneyGram International, Inc., which dividend Viad’s Board of Directors declared on June 16, 2004. Additionally, in connection with the spin-off, Viad received stockholder approval in May 2004 on the one for four reverse stock split, which will become effective immediately following the effective time of the spin-off. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits

     99.1 – Press release, dated June 16, 2004, issued by Viad Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

June 17, 2004	By /s/ G. Michael Latta

G. Michael Latta
Vice President — Controller
(Chief Accounting Officer and Authorized Officer)